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                                                               EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

  We have issued our report dated October 23, 1998, accompanying the financial statements of SouthWind Internet Access, Inc. contained in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-69925) and Prospectus of OneMain.com, Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          /s/ Grant Thornton LLP

Wichita, Kansas

March 1, 1999